Exhibit 10.8

BANK OF THE JAMES FINANCIAL GROUP, INC.

828 Main Street, 3rd Floor

Lynchburg, VA 24504

FORM OF

6% Note due April 1, 2012

No. [ ]	Lynchburg, Virginia
$[ ]	[Date], 2009
PPM No.

FOR VALUE RECEIVED, the undersigned, Bank of the James Financial Group, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                ] DOLLARS on April 1, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6% per annum from the date hereof, payable quarterly, on the 1st day of April, July, October and January in each year, commencing with the 1st day of July, 2009 (which first installment of interest shall be computed from the date hereof, pro-rated on a per diem basis for the number of days in any partial month based on a 30-day month), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment of principal or any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate of 8% per annum (the “Default Rate”).

Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at 828 Main Street, 3rd Floor, Lynchburg, Virginia 24504 or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of 6% Notes due April 1, 2012 (herein collectively called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of March 30, 2009 (as from time to time amended, collectively, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits and subject to the terms thereof. By way of example and not limitation, each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 16 of the Note Purchase Agreements and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreements.

This Note is not subject to prepayment.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Virginia excluding the choice-of-law principles of the law of such Commonwealth that would require the application of the laws of a jurisdiction other than such Commonwealth.

BANK OF THE JAMES FINANCIAL GROUP, INC.

By	/s/ Robert R. Chapman III
Robert R. Chapman III, President

THIS NOTE IS REGISTERED WITH THE COMPANY, AND IT MAY ONLY BE TRANSFERRED PURSUANT TO AND IN ACCORDANCE WITH THE RESTRICTIONS IMPOSED BY THE NOTE PURCHASE AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE CHIEF EXECUTIVE OFFICE OF THE COMPANY.

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY ONLY BE SOLD OR OTHERWISE DISPOSED OF IN TRANSACTIONS WHICH ARE EXEMPT FROM THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EFFECTIVE REGISTRATIONS THEREUNDER.

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